SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-50469

Date of Report: December 22, 2014

GREENSHIFT CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	59-3764931
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

5950 Shiloh Road East Suite N, Alpharetta, GA	30005
(Address of principal executive offices)	(Zip Code)

(770) 886-2734
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 22, 2014 GreenShift Corporation, its subsidiaries and affiliates, Viridis Capital, LLC and YA Global Investments, L.P. (“YA Global”) entered into a Sixth Amendment to Second Global  Forbearance Agreement (the “Amendment”).  The Amendment recites that, as of December 15, 2014, GreenShift was indebted to YA Global in the principal amount of $12,280,612, plus accrued interest and expenses of $6,363,736, under an Amended, Restated and Consolidated Secured Convertible Debenture dated as of July 30, 2011 (the "Debenture"). In addition, GreenShift is indebted to various assignees of interests in the Debenture, for whom YA Global acts as collateral agent.

The Amendment recites that on or about December 12, 2014 YA Global became aware of certain events that are cause for termination of the Forbearance Agreement and enforcement of YA Global's rights in the event of default under the Debenture. Subsequently, Viridis Capital, LLC, the controlling shareholder of GreenShift, took certain actions as a result of the discovery of the termination events, including removal of certain officers and directors of GreenShift. The Amendment states that, in order to facilitate ongoing negotiations between GreenShift and YA Global, YA Global, for itself and its assignees, has agreed to forbear from enforcing its rights and remedies as a result of the termination events until January 31, 2015, unless another termination event occurs.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2014	GREENSHIFT CORPORATION

	By:	/s/ Kevin Kreisler
Kevin Kreisler
Chief Executive Officer